EXHIBIT 99.1

Adams Golf Announces Record Sales Results for First Quarter 2011

PLANO, Texas, May 3, 2011 (GLOBE NEWSWIRE) -- Adams Golf (Nasdaq:ADGF) today reported record net sales of $30.2 million for the three months ended March 31, 2011, as compared to $22.4 million for the three months ended March 31, 2010, an increase of 35% year-over-year. Adams Golf recorded a net profit of $4.0 million, or $0.50 per fully diluted share, for the three months ended March 31, 2011, as compared to $1.7 million, or $0.21 per fully diluted share, for the comparable period of 2010.

"We are very pleased with our start in 2011 and continue to be optimistic regarding our long term prospects," said Mr. Chip Brewer, CEO and President of Adams Golf. "Our Q1 results benefited from improved year-over-year operations performance (in 2010 our Q1 revenues were constrained by inventory availability) as well as improving market conditions and our ability to grow our brand and our business at large, both domestically and internationally."

"Furthermore, and perhaps most importantly, we continued to make progress on our brand, product and business development objectives during the quarter:

  According to Golf Datatech LLC, for the first quarter of 2011, in the combined On and Off Course Channels, our US iron dollar share was 12.0%, flat versus Q1 2010 and up 8.4% versus Q4 2010. Our wood dollar share in the same channels was 6.7%, up 2.1% over Q1 2010 and up 11.9% over Q4 2010.  These results continue a long term growth trend that has extended over several years now.
  As for market conditions, Golf Datatech LLC reports that the US iron market experienced 17% year-over-year expansion in dollar sell through for Q1 2011, while the wood market experienced 22% growth.
  International growth continues to be a key objective for our company and we perceive this as an area of strong future growth potential. During Q1 this year, our international revenues increased 26% over the previous year. We continue to focus resources towards the development of this business, including but not limited to, establishing a third party distribution center to better service and develop the European market, which became fully functional during this quarter.
  During Q1 we successfully closed on the acquisition of the Yes! Golf assets and began to work through the integration and re-launch efforts both domestically and internationally. We believe the Yes! brand name and technology will provide us the opportunity for future growth in the putter category.
  Our financial position and balance sheet remain in excellent shape. As of March 31, 2011, our net working capital increased to $39.1 million from $31.0 million at March 31, 2010 and our total net assets book value increased to $51.7 million, or $6.72 per share (calculated as total assets less total liabilities divided by outstanding shares).
  We continued to strengthen our brand through tour exposure and sustained our position as the # 1 hybrid on the PGA, Nationwide and Champions tours.
  We were encouraged with the market response to our current product offerings, especially the Speedline Fast 11 fairway woods and Idea Tech V3 product lines, both of which are experiencing nice success in the marketplace.
  Independent market research from Golf Datatech shows that over the last year; our overall brand continued to strengthen, purchase interest in our products increased, and we have increased our lead as the perceived leader in hybrid technology."

"In summary, we are encouraged with our Q1 results and our progress on brand and business development. We remain dedicated to working towards future growth of the company and are optimistic regarding our potential to create long term shareholder value," concluded Mr. Brewer.

Use of Non-GAAP Financial Information

This press release includes financial measures that have not been calculated in accordance with generally accepted accounting principles, or GAAP. Total net assets book value is a non-GAAP  financial measure and is not meant to be considered in isolation or as a substitute for the comparable GAAP measure. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items being excluded. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information for investors as to the underlying performance of our business without regard to one time, non-recurring charges. The non-GAAP financial measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Conference Call

Adams Golf will host a conference call at 4:30 p.m. Eastern time on Thursday, May 5, 2011, with Chip Brewer, CEO and President, and Pamela High, Chief Financial Officer, to review Adams' Q1 2011 financial results. For telephone access to the conference call, dial (877) 485-3104 or (201) 689-8579 for international calls, and request connection to the Adams Golf conference call. The conference ID # is 371873.

About Adams Golf

Developing high-performance and technologically innovative golf products is the cornerstone of Adams Golf. From initial design, through manufacturing and servicing, Adams Golf is committed to helping golfers of all abilities enjoy the game of golf. For more information on Adams Golf, please visit www.adamsgolf.com or view prior press releases at http://www.adamsgolf.com/news.htm.

The Adams Golf logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5031

Forward-Looking Statements

This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements regarding our ability to continue manufacturing products that are commercially acceptable to consumers, planned product launches and international growth, the global economic recession, our ability to operate profitably and protect our financial condition and statements using terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," "inevitably," "appears," or "believe." Such statements reflect the current view of Adams Golf with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: the impact of changing economic conditions, our ability to further reduce fixed costs; product development difficulties; product approval and conformity to governing body regulations; assembly difficulties; competing product introductions; patent infringement risks; uncertainty of our ability to protect our intellectual property rights; market demand and acceptance of products; the success of our marketing strategy; our dependence on a limited number of customers; business conditions in the golf industry; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution; and one-time events and other factors detailed under "Risk Factors" in our most recent Form 10-K and subsequent Form 10-Q on file with Securities and Exchange Commission filings. These filings can be obtained by contacting Adams Golf Investor Relations.

Although Adams Golf believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to Adams Golf or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

ADAMS GOLF, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

ASSETS

	March 31,	December 31,
	2011	2010
	(unaudited)
Current assets:
Cash and cash equivalents	$ 660	$ 6,724
Trade receivables, net of allowance for doubtful accounts of $1,952 (unaudited) and $1,635 in 2011 and 2010, respectively	31,981	16,594
Inventories, net	28,967	27,088
Prepaid expenses	724	632
Other current assets	132	250
Total current assets	62,464	51,288

Property and equipment, net	899	879
Deferred tax assets, net	10,228	10,228
Other assets, net	1,484	134
	$ 75,075	$ 62,529

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 8,846	$ 6,255
Accrued expenses and other current liabilities	11,558	9,175
Current debt	3,008	--
Total current liabilities	23,412	15,430
Other liabilities	1	--
Total liabilities	23,413	15,430

Stockholders' equity:
Preferred stock, $0.01 par value; authorized 1,250,000 shares; none issued	--	--
Common stock, $0.001 par value; authorized 12,500,000 shares; 8,100,319 and 8,045,078 shares issued and 7,689,382 and 7,634,141 shares outstanding at March 31, 2011 (unaudited) and December 31, 2010, respectively	8	8
Additional paid-in capital	94,689	94,525
Accumulated other comprehensive income	3,026	2,666
Accumulated deficit	(41,307)	(45,346)
Treasury stock, 410,937 common shares at March 31, 2011 and December 31, 2010, at cost	(4,754)	(4,754)
Total stockholders' equity	51,662	47,099

	$ 75,075	$ 62,529

ADAMS GOLF, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,

	2011	2010

Net sales	$ 30,186	$ 22,358
Cost of goods sold	16,030	12,291
Gross profit	14,156	10,067

Operating expenses:
Research and development expenses	699	628
Selling and marketing expenses	6,586	5,693
General and administrative expenses	2,751	2,105
Total operating expenses	10,036	8,426
Operating income	4,120	1,641

Other expense:
Interest expense, net	(14)	(9)
Other income (expense), net	(1)	--

Income before income taxes	4,105	1,632
Income tax expense (benefit)	66	(20)
Net income	$ 4,039	$ 1,652

Net income per common share - basic	$ 0.53	$ 0.24
- diluted	$ 0.50	$ 0.21
CONTACT: Pamela High
         Chief Financial Officer
         Adams Golf
         (972) 673-9000
         InvestorInfo@adamsgolf.com